Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES

2017 SECOND QUARTER FINANCIAL RESULTS

Contact:	Kathleen J. Chappell, Senior Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (July 24, 2017) – Eagle Financial Services, Inc. (OTCQX: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, reported quarterly earnings, continued asset quality improvement and strong performance for the second quarter of 2017. Additionally, on July 19, 2017, the Board of Directors announced a quarterly common stock cash dividend of $0.22 per common share, payable on August 15, 2017, to shareholders of record on August 1, 2017. Select highlights for the second quarter include:

•	Net Income of $2.0 million

•	Net Interest Margin of 4.15%

•	Net loan growth of $34.8 million

•	Net deposit growth of $16.1 million

•	Earnings per Share, Basic of $0.58

John R. Milleson, President and CEO, stated “I am extremely pleased with our robust loan and deposit growth as well as the continued improvement in the Company’s overall asset quality. The recent changes to the banking landscape in our Loudoun County market area may present us further opportunities for growth. As we stay attentive to those changes, we also remain focused on the maintenance of our net interest margin with efforts to grow the balance sheet and increase levels of net interest income while still being mindful of the importance of non-interest income and expense and the Company’s general level of efficiency.”

Income Statement Review

Net income of $2.0 million for the quarter ended June 30, 2017 was unchanged when compared to the quarter ended March 31, 2017. Net income for the quarter ended June 30, 2016 was $1.6 million. Much of the increase from the quarter ended June 30, 2016, related to the increase in net interest income and the reversal of provision for loan losses.

Net interest income increased $392,000 or 6.16% from $6.4 million for the quarter ended March 31, 2017 to $6.8 million for the quarter ended June 30, 2017. This increase in net interest income was driven mostly by increased loan volume experienced by the Bank. Net interest income increased 6.45% or $409,000 from $6.3 million for the quarter ended June 30, 2016 to $6.8 million for the quarter ended June 30, 2017. This increase is also attributed to increased loan volume.

Total loan interest income was $6.1 and $5.7 million for the quarters ended June 30 and March 31, 2017, respectively. For the quarter ended June 30, 2016, total loan interest income was $5.9 million. Average loans for the quarter ended June 30, 2017 were $534.8 million compared to $518.3 million for the quarter ended March 31, 2017. Total average accruing loans were $528.8 million for the three months ended June 30, 2017 and $511.8 million for the quarter ended March 31, 2017. For the second quarter of 2016, total average loans were $509.7 million and average accruing loans were $505.5 million. The tax equivalent yield on average loans for the quarters ended June 30 and March 31, 2017 was 4.51%. The tax equivalent yield on loans for the quarter ended June 30, 2016 was 4.67%. Interest income from the investment portfolio was $879,000 for the quarter ended June 30, 2017 and $809,000 for the same period ended March 31, 2017. Average investments were $132.9 million for the quarter ended June 30, 2017 and $125.0 million for the quarter ended March 31, 2017. Interest income from the investment portfolio was $737,000 for the quarter ended June 30, 2016 while average investments were $103.6 million for the same time period.

Total interest expense was $248,000 for the three months ended June 30, 2017 and $203,000 for the quarter ended March 31, 2017. The average cost of interest bearing liabilities remain unchanged at 0.21% for the quarter ending June 30, 2017 when compared to the quarter ended March 31, 2017. The average balance of interest bearing liabilities increased by $14.2 million from the quarter ended March 31, 2017 with the Bank’s acquisition of wholesale funding to meet the quarter’s loan demand. The net interest margin was 4.15% for the quarter ended June 30, 2017 and 4.09% for the quarter March 31, 2017. For the quarter ended June 30, 2016, total interest expense was $297,000 and the net interest margin was 4.16%.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. The table at the end of this document reconciles tax-equivalent net interest income, which is not a measurement under accounting principles generally accepted in the United States of America (GAAP), to net interest income.

Non-interest income was $1.6 million and $1.7 million for the quarters ended June 30 and March 31, 2017, respectively. When comparing the quarter ended June 30, 2017 to the quarter ended March 31, 2017, fees from fiduciary activities increased $17,000 or 5.82%. This increase results mostly from some one-time fees collected during the quarter ended June 30, 2017. Fees from fiduciary activities decreased $71,000 or 18.68% from the quarter ended June 30, 2017 to the same period in 2016. This decline resulted from the decline in one time fees realized during the second quarter of 2017 when compared to the same time period in 2016. Other operating income decreased by $44,000 or 51.76% when comparing the three months ended June 30, 2017 to the three months ended March 31, 2017. During the first quarter of 2017, the Bank adjusted its ownership interest in Bankers Insurance, LLC. The increase in ownership adjustment was $67,000 and was based upon Bankers Insurance, LLC 2016 schedule K-1. Noninterest income for the three months ended June 30, 2016 was $1.7 million.

Noninterest expense was $5.7 million for the quarters ended June 30, 2017 and March 31, 2017. Noninterest expense was $5.8 million for the quarter ended June 30, 2016.

Asset Quality and Provision for Loan Losses

Nonperforming assets consist of loans 90 days past due and still accruing interest, nonaccrual loans, other real estate owned (foreclosed properties), and repossessed assets. At June 30, 2017, nonperforming assets were $5.75 million or 0.77% of total assets, a decrease of $734,000 when compared to the $6.4 million at March 31, 2017. During the second quarter of 2017, the Bank placed one loan on non-accrual status. Management regularly evaluates the financial condition of borrowers with loans on non-accrual status and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these non-accrual loans. The majority of the non-accrual loans are secured by real estate. One real estate asset had been foreclosed upon and subsequently sold during the second quarter of 2017. There were no loans greater than 90 days past due and still accruing at June 30 and March 31, 2017. At June 30, 2016, there were $33,000 of loans greater than 90 days past due and still accruing. Nonperforming assets were $4.5 million or 0.67% of total assets at June 30, 2016.

The Company may, under certain circumstances, restructure loans in troubled debt restructurings as a concession to a borrower when the borrower is experiencing financial distress. Formal, standardized loan restructuring programs are not utilized by the Company. Each loan considered for restructuring is evaluated based on customer circumstances and may include modifications to one or more loan provision. Such restructured loans are included in impaired loans but may not necessarily be nonperforming loans. At June 30, 2017, the Company had 22 troubled debt restructurings totaling $5.1 million, of which 19 loans, totaling $4.4 million, were considered performing loans.

The Company realized $219,000 in net recoveries for the quarter ended June 30, 2017 compared to $440,000 in net recoveries for the three months ended March 31, 2017. For the quarter ended June 30, 2016, the Company realized net charge offs of $31,000. The Company continues to operate a troubled credit group to monitor past due loans, identify potential problem credits, and develop action plans to work through its troubled loans as promptly as possible. Asset quality remains a primary focus of the Company. Necessary resources continue to be devoted to the ongoing review of the loan portfolio and the workouts of problem assets to minimize any losses to the Company. Management will continue to monitor delinquencies, risk rating changes, charge-offs, market trends and other indicators of risk in the Company’s portfolio, particularly those tied to residential and commercial real estate, and adjust the allowance for loan losses accordingly.

The Company recorded a negative provision for loan losses of $230,000 and $527,000 for the quarters ended June 30, 2017 and March 31, 2017, respectively, while no provision was recorded for the quarter ended June 30, 2016. The allowance for loan losses was $4.4 million, or 0.80% of total outstanding loans, at June 30, 2017. At March 31, 2017, the allowance for loan losses was $4.4 million or 0.85% of total outstanding loans. The allowance for loan losses was $5.0 million or 0.96% of total assets at June 30, 2016. The amount of provision for loan losses during each quarter reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. The Company is committed to maintaining an allowance at a level that adequately reflects the risk inherent in the loan portfolio.

Total Consolidated Assets

Total consolidated assets of the Company at June 30, 2017 were $744.0 million, which represented an increase of $38.9 million or 5.52% from total assets of $705.1 million at March 31, 2017. This increase was driven by the increased volume of the loan portfolio. Total loans increased from $519.4 million at March 31, 2017 to $554.2 at June 30, 2017. At June 30, 2016, total consolidated assets were $677.4 million and total loans were $517.4 million.

Deposits and Other Borrowings

Total deposits were $632.0 million at June 30, 2017. This reflects an increase of 2.62% or $16.1 million from $615.9 at March 31, 2017. At June 30, 2016, total deposits were $571.2 million. Borrowings with the Federal Home Loan Bank of Atlanta were $20.0 million at June 30, 2017 and June 30, 2016.

Equity

Shareholders’ equity at June 30, 2017 was $83.2 million, reflecting an increase of $2.6 million from $80.5 million at March 31, 2017. At June 30, 2016 shareholders’ equity was $81.4 million. The book value of the Company at June 30, 2017 was $24.02 per common share. Total common shares outstanding were 3,481,946 at June 30, 2017. On July 19, 2017, the board of directors declared a $0.22 per common share cash dividend for shareholders of record as of August 1, 2017, and payable on August 15, 2017.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	2Q17	1Q17	4Q16	3Q16	2Q16
Net Income (dollars in thousands)	$2,026	$2,044	$1,806	$1,428	$1,611
Earnings per share, basic	$0.58	$0.59	$0.52	$0.40	$0.46
Earnings per share, diluted	$0.58	$0.59	$0.52	$0.40	$0.46

Return on average total assets	1.19%	1.20%	1.07%	0.85%	0.97%
Return on average total equity	9.96%	10.40%	9.00%	7.03%	8.07%
Dividend payout ratio	37.93%	37.29%	42.31%	50.00%	43.48%
Fee revenue as a percent of total revenue	18.69%	19.21%	19.82%	21.17%	20.56%

Net interest margin(1)	4.15%	4.09%	4.01%	3.94%	4.16%
Yield on average earning assets	4.30%	4.21%	4.14%	4.10%	4.35%
Yield on average interest-bearing liabilities	0.21%	0.21%	0.23%	0.25%	0.31%
Net interest spread	4.09%	4.00%	3.92%	3.85%	4.50%
Tax equivalent adjustment to net interest income (dollars in thousands)	$166	$158	$146	$147	$149

Non-interest income to average assets	0.90%	0.97%	0.95%	1.00%	1.05%
Non-interest expense to average assets	3.24%	3.35%	3.19%	3.50%	3.51%

Efficiency ratio(2)	67.45%	69.67%	67.62%	74.61%	70.84%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non-taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio and sales of repossessed assets. The tax rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and a reconciliation of net interest income to tax equivalent net interest income. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	2Q17	1Q17	4Q16	3Q16	2Q16
BALANCE SHEET RATIOS
Loans to deposits	87.69%	83.61%	85.60%	88.52%	90.58%
Average interest-earning assets to average-interest bearing liabilities	162.04%	162.59%	164.25%	163.98%	160.81%
PER SHARE DATA
Dividends	$0.22	$0.22	$0.22	$0.20	$0.20
Book value	24.02	23.32	23.01	23.28	$23.09
Tangible book value	24.02	23.32	23.10	23.28	$23.09
SHARE PRICE DATA
Closing price	$31.25	$28.40	$25.75	$23.45	$22.90
Diluted earnings multiple(1)	13.47	12.03	12.38	14.66	12.45
Book value multiple(2)	1.30	1.22	1.12	1.01	0.99
COMMON STOCK DATA
Outstanding shares at end of period	3,481,946	3,476,553	3,468,243	3,486,425	3,541,802
Weighted average shares outstanding	3,474,628	3,478,053	3,477,020	3,527,725	3,538,997
Weighted average shares outstanding, diluted	3,474,628	3,478,053	3,477,020	3,527,725	3,538,997
CAPITAL RATIOS
Total equity to total assets	11.18%	11.42%	11.34%	12.07%	12.02%
CREDIT QUALITY
Net charge-offs to average loans	-0.16%	-0.34%	0.01%	0.15%	0.02%
Total non-performing loans to total loans	1.01%	1.23%	1.35%	1.47%	0.78%
Total non-performing assets to total assets	0.77%	0.91%	1.05%	1.26%	0.67%
Non-accrual loans to:
total loans	1.01%	1.23%	1.35%	1.41%	0.77%
total assets	0.75%	0.90%	1.00%	1.08%	0.59%
Allowance for loan losses to:
total loans	0.80%	0.85%	0.87%	0.91%	0.96%
non-performing assets	77.22%	68.59%	61.13%	55.36%	109.64%
non-accrual loans	78.68%	69.74%	64.44%	64.24%	124.99%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$—	$—	$8	$300	$33
Non-accrual loans	5,601	6,335	6,991	7,251	3,978
Other real estate owned and repossessed assets	106	106	370	863	524
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$67	$62	$135	$316	$82
(Recoveries)	(286)	(502)	(124)	(127)	(51)
Net charge-offs (recoveries)	(219)	(440)	11	189	31
PROVISION FOR LOAN LOSSES (dollars in thousands)	$(230)	$(527)	$(142)	$(125)	$—
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$4,418	$4,505	$4,658	$4,972	$5,003
Provision	(230)	(527)	(142)	(125)	—
Net charge-offs (recoveries)	(219)	(440)	11	189	31
Balance at the end of period	$4,407	$4,418	$4,505	$4,658	$4,972

(1)	The diluted earnings multiple is calculated by dividing the period’s closing market price per share by the annualized diluted earnings per share for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited	Unaudited	Audited	Unaudited	Unaudited
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Assets
Cash and due from banks	$27,184	$24,826	$35,125	$19,286	$29,594
Federal funds sold	152	132	156	108	—
Securities available for sale, at fair value	133,613	132,449	120,329	106,622	104,699
Loans, net of allowance for loan losses	549,772	514,940	512,437	509,654	512,434
Bank premises and equipment, net	19,911	19,959	20,169	20,278	20,495
Other assets	13,417	12,834	11,933	12,473	10,166

Total assets	$744,049	$705,140	$700,149	$668,421	$677,388

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$218,117	$213,542	$208,948	$203,626	$197,524
Savings and interest bearing demand deposits	312,990	317,325	306,847	288,535	284,572
Time deposits	100,903	85,006	88,082	88,861	89,133

Total deposits	$632,010	$615,873	$603,877	$581,022	$571,229
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	—	—
Federal Home Loan Bank advances	20,000	—	—	—	20,000
Trust preferred capital notes	—	—	—	—	—
Other liabilities	8,871	8,740	16,856	6,692	4,764
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$660,881	$624,613	$620,733	$587,714	$595,993

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,656	8,632	8,633	8,666	8,817
Surplus	12,748	12,548	12,642	12,951	14,129
Retained earnings	60,705	59,442	58,165	57,125	56,405
Accumulated other comprehensive income	1,059	(95)	(24)	1,965	2,044

Total shareholders’ equity	$83,168	$80,527	$79,416	$80,707	$81,395

Total liabilities and shareholders’ equity	$744,049	$705,140	$700,149	$668,421	$677,388

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

Unaudited

	Three Months Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Interest and Dividend Income
Interest and fees on loans	$6,108	$5,736	$5,786	$5,658	$5,884
Interest on federal funds sold	—	—	—	—	—
Interest and dividends on securities available for sale:
Taxable interest income	591	550	393	354	483
Interest income exempt from federal income taxes	269	254	230	230	232
Dividends	19	5	13	22	22
Interest on deposits in banks	16	21	20	14	22

Total interest and dividend income	$7,003	$6,566	$6,442	$6,278	$6,643

Interest Expense
Interest on deposits	$217	$203	$196	$197	$193
Interest on federal funds purchased and securities sold under agreements to repurchase	13	—	—	—	—
Interest on Federal Home Loan Bank advances	18	—	—	7	65
Interest on trust preferred capital notes	—	—	24	38	39

Total interest expense	$248	$203	$220	$242	$297

Net interest income	6,755	$6,363	$6,222	$6,036	$6,346
Provision For Loan Losses	(230)	(527)	(142)	(125)	—

Net interest income after provision for loan losses	$6,985	$6,890	$6,364	$6,161	$6,346

Noninterest Income
Income from fiduciary activities	$309	$292	$333	$315	$380
Service charges on deposit accounts	295	299	326	321	290
Other service charges and fees	957	953	893	999	992
Gain on the sale of bank premises and equipment	(5)	(6)	—	—	—
Gain (Loss) on sales of AFS securities	1	50	5	8	—
Gain on redemption of trust preferred debt	—	—	—	—	—
Other operating income	41	85	52	44	76

Total noninterest income	$1,598	$1,673	$1,609	$1,687	$1,738

Noninterest Expenses
Salaries and employee benefits	$3,364	$3,350	$3,187	$3,251	$3,312
Occupancy expenses	367	377	355	355	368
Equipment expenses	259	239	307	361	355
Advertising and marketing expenses	175	178	135	151	185
Stationery and supplies	47	41	32	68	51
ATM network fees	183	220	224	242	259
Other real estate owned expenses	10	1	9	50	2
Loss (gain) on sale of other real estate	—	(1)	67	(12)	47
FDIC assessment	54	52	(2)	104	99
Computer software expense	159	195	176	180	131
Bank franchise tax	134	125	125	125	125
Professional fees	266	291	174	266	282
Data processing fees	139	117	143	183	202
Other operating expenses	590	524	463	548	414

Total noninterest expenses	$5,747	$5,709	$5,395	$5,872	$5,832

Income before income taxes	2,836	2,854	2,578	1,976	2,252
Income Tax Expense	810	810	772	548	641

Net income	$2,026	$2,044	$1,806	$1,428	$1,611

Earnings Per Share
Net income per common share, basic	$0.58	$0.59	$0.52	$0.40	$0.46

Net income per common share, diluted	$0.58	$0.59	$0.52	$0.40	$0.46

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended
	June 30, 2017			March 31, 2017			June 30, 2016
		Interest			Interest			Interest
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield	Balance	Expense	Yield	Balance	Expense	Yield
Assets:
Securities:
Taxable	$93,425	$2,446	2.56%	$88,081	$2,251	2.56%	$71,792	$2,031	2.83%
Tax-Exempt (1)	39,438	1,637	4.15%	36,966	1,563	4.23%	31,771	1,411	4.44%

Total Securities	$132,863	$4,084	3.07%	$125,047	$3,814	3.05%	$103,563	$3,442	3.32%
Loans:
Taxable	$522,636	$24,286	4.56%	$505,538	$23,048	4.56%	$498,794	$23,432	4.70%
Nonaccrual	5,998	—	0.00%	6,552	—	0.00%	4,194	—	0.00%
Tax-Exempt (1)	6,151	323	5.23%	6,230	326	5.23%	6,679	351	5.25%

Total Loans	$534,785	$24,609	4.51%	$518,320	$23,374	4.51%	$509,667	$23,783	4.67%
Federal funds sold	59	1	1.25%	85	1	1.25%	—	—	0.00%
Interest-bearing deposits in other banks	6,521	66	0.82%	10,435	85	0.82%	18,291	90	0.49%

Total earning assets	$668,230	$28,759	4.30%	$647,335	$27,274	4.21%	$627,327	$27,314	4.35%
Allowance for loan losses	(4,543)			(4,812)			(5,110)
Total non-earning assets	48,764			49,455			46,506

Total assets	$712,451			$691,978			$668,723

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$84,219	$145	0.15%	$83,730	$130	0.15%	$81,086	$84	0.10%
Money market accounts	129,633	264	0.17%	129,830	227	0.17%	115,434	213	0.18%
Savings accounts	101,506	64	0.06%	98,075	61	0.06%	85,150	48	0.06%
Time deposits:
$100,000 and more	39,778	171	0.65%	40,755	264	0.65%	44,517	257	0.58%
Less than $100,000	46,947	228	0.32%	45,709	146	0.32%	43,848	172	0.39%

Total interest-bearing deposits	$402,083	$872	0.21%	$398,099	827	0.21%	$370,035	$775	0.21%
Federal funds purchased and securities sold under agreements to repurchase	3,260	53	1.87%	42	1	1.87%	79	—	0.51%
Federal Home Loan Bank advances	7,033	70	0.00%	—	—	0.00%	20,000	260	1.30%
Trust preferred capital notes	—	—	0.00%	—	—	0.00%	—	156	0.00%

Total interest-bearing liabilities	$412,376	$995	0.21%	$398,141	828	0.21%	$390,114	$1,192	0.31%

Noninterest-bearing liabilities:
Demand deposits	210,010			205,646			193,364
Other Liabilities	8,453			8,469			4,966

Total liabilities	$630,839			$612,256			$588,444
Shareholders’ equity	81,612			79,722			80,279

Total liabilities and shareholders’ equity	$712,451			$691,978			$668,723

Net interest income		$27,763			$26,446			$26,123

Net interest spread			4.09%			4.00%			4.05%
Interest expense as a percent of average earning assets			0.15%			0.13%			0.19%
Net interest margin			4.15%			4.09%			4.16%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
GAAP Financial Measurements:
Interest Income - Loans	$6,108	$5,736	$5,786	$5,658	$5,884
Interest Income - Securities and Other Interest-Earnings Assets	896	830	657	620	759
Interest Expense - Deposits	217	203	196	197	193
Interest Expense - Other Borrowings	31	—	24	45	104

Total Net Interest Income	$6,756	$6,363	$6,223	$6,036	$6,346

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$27	$27	$28	$28	$30
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	139	131	118	119	119

Total Tax Benefit on Tax-Exempt Interest Income	$166	$158	$146	$147	$149

Tax-Equivalent Net Interest Income	$6,922	$6,521	$6,369	$6,183	$6,495